                                                              Exhibit 99.B(o)(4)


                         SEI INSTITUTIONAL MANAGED TRUST
                              AMENDED AND RESTATED
                                   RULE 18f-3
                        MULTIPLE CLASS PLAN (THE "PLAN")
                             DATED JANUARY 29, 2001

                             (ADOPTED JUNE 19, 1995)

                                  Introduction

         SEI Institutional Managed Trust (the "Trust"), a registered investment company that consists of separately managed Funds listed on Schedule A hereto (each a "Fund" and, collectively, the "Funds"), has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") in offering multiple classes of units of beneficial interest ("shares") in each Fund. The Plan sets forth the differences among classes, including shareholder services, distribution arrangements, expense allocations, and conversion or exchange options.

A.       Attributes of Share Classes

         The rights of each existing class of the Funds (i.e., - Institutional and Retail Classes) shall be as set forth in the resolutions and related materials of the Trust's Board adopted pursuant to the order dated September 9, 1993, obtained by SEI Liquid Asset Trust, et al, (Inv. Co. Act Release No. IC-19698), and attached hereto as Exhibits A - C.

         With respect to any class of shares of a Fund created after the date hereof, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (1) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will separately bear any distribution expenses ("distribution fees") in connection with a plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), and will separately bear any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement entered into with respect to that class; (iii) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (iv) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.       Expense Allocations

         Expenses of each existing class and of each class created after the date hereof shall be allocated as follows: (i) distribution and shareholder servicing payments associates with any Rule 12b-1 Plan or servicing agreement relating to each class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

         Until and unless changed by the Board, the methodology and procedures for calculating the net asset value of the various classes of shares and the proper allocation of income and expenses among the various classes of shares shall be as set forth in the "Report" rendered by Pricewaterhouse Coopers LLP.

C.       Amendment of Plan; Periodic Review

         This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each new class of shares approved by the Board after the date hereof.

         The Board of the Trust, including a majority of the independent Trustees, must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan.


                        CERTIFICATE OF CLASS DESIGNATION


                                 CLASS A SHARES


1.       CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

         Class A shares are sold without a sales charge, but are subject to a shareholder servicing fee of up to .25% payable to SEI Investments Distribution Co. ("the Distributor"). The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) providing information periodically to clients showing their position in shares;
(iii) arranging for bank wires; (iv) responding to client inquiries relating to the services performed by the Distributor or any service provider; (v) responding to inquiries from clients concerning their investments in shares;
(vi) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (vii) processing purchase, exchange and redemption requests from clients and placing such orders with the Fund or its service providers; (viii) assisting clients in changing dividend options, account designations, and addresses; (ix) providing subaccounting with respect to shares beneficially owned by clients; (x) processing dividends payments from the Fund on behalf of clients; and (xi) providing such other similar services as the Fund may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.

2.       ELIGIBILITY OF PURCHASERS

         Class A shares require a $100,000 minimum initial investment and are available only to financial institutions and intermediaries.

3.       EXCHANGE PRIVILEGES

         Class A shares of each Fund may be exchanged for Class A shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Each Class A shareholder will have one vote for each full Class A share held and a fractional vote for each fractional Class A share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a distribution plan or service agreement relating to Class A), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A shareholders differ from the interests of holders of any other class.

5.       CONVERSION RIGHTS

         Class A shares do not have a conversion feature.

                        CERTIFICATE OF CLASS DESIGNATION


                                 Class D Shares


1.       CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

         Class D shares are subject to Rule 12b-1 distribution plan payments of up to .30% for the Small Cap Value Fund payable to the Distributor. The Distributor may use this fee for (i) compensation for its services in connection with distribution assistance or provision of shareholder services; or (ii) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers and the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services.

2.       ELIGIBILITY OF PURCHASERS

         Class D shares require a minimum initial investment of $1,000 and may be purchased through intermediaries which provide various levels of shareholder services to their customers.

3.       EXCHANGE PRIVILEGES

         Class D shares of each Fund may be exchanged for Class D shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Each Class D shareholder will have one vote for each full Class D share held and a fractional vote for each fractional Class D share held. Class D shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class D (such as a distribution plan or service agreement relating to Class D), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class D shareholders differ from the interests of holders of any other class.

5.       CONVERSION RIGHTS

Class D shares do not have a conversion feature.


                        CERTIFICATE OF CLASS DESIGNATION

                                 Class Y Shares

1.       Class-Specific Distribution Arrangements; Other Expenses

         (a)      Class Y shares are sold without a sales charge.

         (b) Class Y shares are subject to a shareholder servicing fee of up to .15% payable to the Distributor. The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) providing information periodically to clients showing their position in shares; (iii) arranging for bank wires; (iv) responding to client inquiries relating to the services performed by the Distributor or any service provider; (v) responding to inquiries from clients concerning their investments in shares; (vi) forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (vii) processing purchase, exchange and redemption requests from clients and placing such orders with the Trust or its service providers; (viii) assisting clients in changing dividend options, account designations, and addresses; (ix) providing subaccounting with respect to shares beneficially owned by clients; (x) processing dividends payments from a Fund of the Trust on behalf of clients; and
(xi) providing such other similar services as the Fund may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.

         (c) The fee payable to SEI Investment Funds Management pursuant to the Management Agreement dated January 22, 1987 shall be 20 basis points lower for Class Y shares than for other classes in order to account for differences in the transfer agency and related shareholder services, such as processing orders on behalf of shareholders and communicating with shareholders with regard to, and assisting them in, complying with the Trust's policies governing requests for redemption, provided to such shareholders of such class.

2.       Eligibility of Purchasers

         Class Y shares require a $100,000 minimum initial investment and are available only to financial institutions and intermediaries.

3.       Exchange Privileges

         Class Y shares of each Fund may be exchanged for Class Y shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's prospectus and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.       Voting Rights

         Each Class Y shareholder will have one vote for each full Class Y share held and a fractional vote for each fractional Class Y share held. Class Y shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class Y (such as a distribution plan or service agreement relating to Class Y), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class Y shareholders differ from the interests of holders of any other class.

5.       Conversion Rights

         Class Y Shares do not have a conversion feature.

                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS I SHARES

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

Class I shares are sold without a sales charge, but are subject to a shareholder servicing fee of up to .25% payable to the SEI Investments Distribution Co. (the "Distributor") and administrative fee up to .25% payable to certain broker dealers and their affiliated registered investment advisers (the
"Intermediaries").

The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) providing information periodically to clients showing their position in shares; (iii) arranging for bank wires; (iv) responding to client inquiries relating to the services performed by the Distributor or any service provider; (v) responding to inquiries from clients concerning their investments in shares; (vi) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (vii) processing purchase, exchange and redemption requests from clients and placing such orders with the Fund or its service providers; (viii) assisting clients in changing dividend options, account designations, and addresses;
(ix) providing subaccounting with respect to shares beneficially owned by clients; (x) processing dividends payments from the Fund on behalf of clients; and (xi) providing such other similar services as the Fund may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.

Each Intermediary will provide or will enter into written agreements with service providers who will provide one or more of the following administrative services to clients who may from time to time beneficially own shares: (i) providing subaccounting with respect to shares beneficially owned by clients; (ii) providing information periodically to clients showing their positions in shares; (iii) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (iv) processing purchase, exchange and redemption requests from clients and placing such orders with the Fund or its service providers; (v) processing dividend payments from the Fund on behalf of the clients; and (vi) providing such other similar services as the Fund may, through the Intermediaries, reasonably request to the extent that the service provider is permitted to do so under applicable laws or regulations.

2.   ELIGIBILITY OF PURCHASERS

Class I shares of the Fund require a minimum initial investment of $100,000 with minimum subsequent investments of $1000.

3.   EXCHANGE PRIVILEGES

Class I shares of each Portfolio may be exchanged for Class I shares of each other Portfolio of the Trust in accordance with the procedures disclosed in the Portfolio's Prospectus and subject to any applicable limitations resulting from the closing of Portfolios to new investors.

4.   VOTING RIGHTS

Each Class I shareholder will have one vote for each full Class I share held and a fractional vote for each fractional Class I share held. Class I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I (such as a distribution plan or service agreement relating to Class I), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class I shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

Class I shares do not have a conversion feature.

                                   SCHEDULE A


Large Cap Value Fund
Large Cap Growth Fund
Tax-Managed Large Cap Fund
Small Cap Value Fund
Small Cap Growth Fund
Tax-Managed Small Cap Fund
Capital Appreciation Fund
Equity Income Fund
Balanced Fund
Core Fixed Income Fund
High Yield Bond Fund